EXHIBIT 32
Section 1350 Certifications

STATEMENT FURNISHED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned is the Chief Executive Officer and Principal Financial Officer of AF Ocean Investment Management Company.  This Certification is made pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. This Certification accompanies the Second Amended Quarterly Report on Form 10-Q of AF Ocean Investment Management Company for the six months ended June 30, 2012.

The undersigned certifies that such Amended 10-Q Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such Amended 10-Q Report fairly presents, in all material respects, the financial condition and results of operations of AF Ocean Investment Management Company as of June 30, 2012.

This Certification is executed as of September 11, 2013.

By:	/s/ANDY Z. FAN
Andy Z. Fan President and Chief Executive Officer, and Treasurer (Principal Executive Officer and Principal Financial Officer)

A signed original of this written statement required by Section 906 has been provided to AF Ocean Investment Management Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.